SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              DOCUCON, INCORPORATED
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              DOCUCON, INCORPORATED


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                   June 30, 1999

      The annual meeting of Stockholders of Docucon, Incorporated (the "Company") will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, 19355, on Friday, July 30, 1999, at 9:30 a.m., E.D.T., for the following purposes:

      1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

      2. To approve the amendment of the 1998 Employee Stock Option Plan of the Company to increase the number of shares issuable thereunder from 187,500 shares of Common Stock to 687,500 shares of Common Stock.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Stockholders of record at the close of business on June 21, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you cannot attend the Annual Meeting in person, please date and execute the accompanying Proxy and return it promptly to the Company. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not of itself serve to revoke your Proxy.


                                          RALPH BROWN
                                          Secretary

                              DOCUCON, INCORPORATED


                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 30, 1999 or any adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about June 30, 1999.

      The Company's principal executive offices are located at 20 Valley Stream Parkway, Suite 140, Malvern, Pennsylvania 19355. The Company's telephone number is (610) 240-9600.

      As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on June 21, 1999. The holders of a majority of the shares of Common Stock of the Company presented in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At June 21, 1999, the record date for the Annual Meeting, there were 3,456,436 shares of Common Stock outstanding and seven (7) shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") outstanding, each share of which is entitled to cast 8,333 votes as Common Stock. With respect to references to votes to be taken at the Annual Meeting of the Stockholders herein, the term "Common Stock" shall include the Company's Common Stock and the shares of Common Stock into which the outstanding Series A Preferred Stock may be converted, and with respect to which the holders of such Preferred Stock are entitled to vote. Thus, the equivalent number of shares entitled to vote at the Annual Meeting of Stockholders is 3,514,767 (3,456,436 shares of Common Stock and 58,331 shares of Common Stock obtainable upon conversion of Series A Preferred Stock).

      The purposes of the Annual Meeting of Stockholders are to (a) elect a Board of Directors to serve until the next Annual Meeting of Stockholders and
(b) to approve the amendment of the 1998 Employee Stock Option Plan. The Company is not aware at this time of any other matters that will come before the Annual Meeting. The approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for election of nominees as Directors of the Company and for approval of Proposal 2 (Amend the 1998 Employee Stock Option Plan). A quorum equal to a majority of the outstanding Common Stock must be present in person or by proxy at the Annual Meeting in order to elect Directors and consider Proposal 2.

      All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for Director, FOR the proposal to amend the 1998 Employee Stock Option Plan and in accordance with the proxy-holders' best judgment as to any other matters raised at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of establishing a quorum with respect to the proposals to which they apply. Abstention votes will be counted as voted AGAINST the proposals with respect to which they apply. Broker non-votes will not be considered as either FOR or AGAINST votes with respect to the proposals to which they apply. A form of Proxy for use at the Annual Meeting is also enclosed. A stockholder may revoke any such Proxy at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 17, 1999.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

      At the Annual Meeting, six Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

      The following table sets forth certain information concerning the six nominees for Director of the Company:


                                       PRINCIPAL OCCUPATION
                                         AND ALL POSITIONS            DIRECTOR
     NAME                    AGE        WITH THE COMPANY               SINCE
    ------                  -----     -----------------------        ----------
   Edward P. Gistaro         63       Chairman of the Board             1988

   Douglas P. Gill           50         President and Chief             1998
                                        Executive Officer

   Ralph Brown               65            Attorney, San Antonio,       1987
                                      Texas, Secretary and Director

   Al R. Ireton              64             Chairman,                   1993
                                         Manchester Partners
                                           and Director

   Chauncey E. Schmidt       67        Chairman, C.E. Schmidt           1993
                                           & Associates
                                            and Director

   Robert W. Schwartz        54       Managing Director, Schwartz       1998
                                          Heslin Group, Inc.,
                                            and Director

      Edward P. Gistaro has served as Chairman of the Board since 1990. He served as Chief Executive Officer of the Company from June 1988 until April 1998, when the Board of Directors accepted his recommendation that he be replaced by Douglas P. Gill as Chief Executive Officer. Pursuant to Mr. Gistaro's retirement, the Board requested that he continue to serve as Chairman, and he accepted. Mr. Gistaro also served as President of the Company from July 1988 until March 1991. Mr. Gistaro was employed by Datapoint Corporation, a company involved in the manufacturing of computer systems, in various managerial positions from 1973 to 1987. From 1982 to 1985 Mr. Gistaro served as the President and Chief Operating Officer of Datapoint Corporation, and he served from 1985 to 1987 as its President and Chief Executive Officer.

      Douglas P. Gill was named President and Chief Executive Officer and elected as a Director of the Company in April 1998. Mr. Gill was a general partner of Foster Management Company, a venture capital firm, from 1994 until 1998. From 1984 to 1994, Mr. Gill served as First Vice President of Janney Montgomery Scott, Inc., a regional investment banking and brokerage firm, and in various management capacities at Scott Paper Company from 1975 to 1984. Mr. Gill also served as a senior auditor at Arthur Andersen & Co. (now LLP) from 1972 to 1975.

      Ralph Brown, an attorney in private practice since 1968, has served as a Director and as Secretary of the Company since May 1987. From 1987 to 1989, he served also as Treasurer of the Company. Mr. Brown has also served since 1975 as President of Cherokee Ventures, Inc., a real estate leasing firm, since 1978 as President of East Central Development Corporation and since 1982 as President of Southeast Suburban Properties, Inc. The latter two businesses are real estate development firms.

      Al R. Ireton was elected as a Director of the Company in May 1993. Mr. Ireton has been Chairman of Manchester Partners, an investment and growth strategy advisory organization providing capital and strategic assistance to growing companies, since October 1988. From 1985 through September 1988, he served as President and Chief Executive Officer of Texet Corporation, a desktop publishing company. Mr. Ireton has 25 years experience serving as president and chief executive officer of growth-oriented companies and has served on several corporate boards.

      Chauncey E. Schmidt was elected as a Director of the Company in February 1993. He has been Chairman of C. E. Schmidt & Associates, an investment firm, since April 1989. From 1987 to March 1989, he was Vice Chairman of the Board of AMFAC, Inc., a New York Stock Exchange-listed company engaged in diversified businesses. He has previously served as President of The First National Bank of Chicago and Chairman of the Board and Chief Executive Officer of The Bank of California, N.A. Mr. Schmidt is on the Board of Trustees of the U. S. Naval War College Foundation and is active in several civic and charitable organizations.

      Robert W. Schwartz was elected as a Director of the Company in April 1998. Mr. Schwartz founded the Schwartz Heslin Group, Inc. ("SHG"), an investment banking firm, in 1985. As Managing Director of SHG, Mr. Schwartz specializes in corporate planning, finance and development. From 1980 to 1985, he was founder, President and Chief Executive Officer of Winsource, Inc., a high tech firm which packaged and marketed integrated telephone and computer systems. Mr. Schwartz served as President, Chief Operating Officer and Director of Coradian Corporation and as Vice President and Chief Financial Officer of Garden Way Manufacturing Corporation from 1975 to 1980 and 1970 to 1975, respectively.

      All nominees for Director are currently serving as Directors of the Company. Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

                                   PROPOSAL 2
                     AMENDMENT OF 1998 EMPLOYEE STOCK OPTION PLAN

GENERAL

      At the Annual Meeting, there will be presented to stockholders a proposal to approve the amendment of the 1998 Employee Stock Option Plan (the "1998 Employee Plan"), to increase the aggregate number of shares of Common Stock issuable under the 1998 Employee Plan from 187,500 shares to 687,500 shares of Common Stock (the "Amendment"). The Board of Directors has adopted the Amendment subject to stockholder approval. The 1998 Employee Plan provides for the grant to officers, Directors and key employees of the company of incentive stock options ("ISOs") intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs"). The 1998 Employee Plan was approved by stockholders of the Company on June 9, 1998. As of June, 1999, there were outstanding options under the 1998 Employee Plan to purchase 112,650 shares of Common Stock at prices ranging from approximately $0.81 to $2.06 per share. See "Executive Compensation".

REASONS FOR THE PROPOSED AMENDMENT

      The Board of Directors believes that it is in the best interests of the Company to increase the number of shares of Common Stock reserved for issuance under the 1998 Employee Plan to 687,500 shares, an increase of 500,000 shares. The Board of Directors believes that the success of the Company is greatly dependent upon its ability to attract and retain key employees of outstanding ability who are motivated to exert their best efforts on behalf of the Company, and options granted under the 1998 Employee Plan will be effective in achieving this goal. The Board also believes that the 1998 Employee Plan will stimulate the efforts of those employees upon whose judgement, interest, and efforts the Company will be largely dependent upon for the successful growth of its business. The Board has concluded that the number of shares available under the 1998 Employee Plan is inadequate for current and future stock option requirements. In the opinion of the Board, the amendment of the 1998 Employee Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance under the plan will allow the Company to retain and attract employees who are in a position to contribute materially to the successful conduct of the Company's operations, to meet competitive situations created by the stock option plans of other corporations, and to stimulate in those eligible for participation an increased desire to render greater service to the Company.

      At the June 17, 1999 meeting of the Board of Directors, the Compensation Committee recommended and the Board approved, subject to stockholder approval of Proposal 2 to amend the 1998 Employee Plan, a grant to management and key employees of an aggregate of 460,000 options to purchase shares of Common Stock at an exercise price equal to the greater of fair market value or $1.00 on the effective date of the grant. The recommendation made by the Compensation Committee and subsequently approved by the Board was based on the belief that the current group of employees had performed well thus far in the execution of the Company's turnaround plans and that it had earned an incentive-based opportunity to participate in the continued success of the plan where its economic interests would be well aligned with other stockholders. See "Executive Compensation".

DESCRIPTION OF THE PLAN

      Under the 1998 Employee Plan, which is administered by the Stock Option Committee, key employees may be granted options to purchase shares of the Company's common stock at 100 percent of fair market value on the date of grant (or 110 percent of fair market value in the case of an ISO granted to a 10 percent stockholder/grantee). Options granted under the 1998 Employee Plan must be exercised within 10 years from the date of grant, vest at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution and expire within three months after termination of employment unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The aggregate fair market value (determined at the time each ISO is granted) of the shares of common stock with respect to which ISOs issued to any one person under the 1998 Employee Plan are exercisable for the first time during any calendar year may not exceed $100,000.

          The 1998 Employee Plan may be amended at any time by a vote of the Board of Directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under options granted pursuant to the 1998 Employee Plan, reduce the maximum exercise price, extend the latest date upon which options may be granted or change the class of employees eligible to receive the options.

FEDERAL TAX CONSEQUENCES

      Pursuant to the code, upon the exercise of an NQSO under the 1998 Employee Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. The basis of the Common Stock obtained by exercising the NQSO will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the NQSO will result in a long- or short-term capital gain or loss depending on the total period of time that the NQSO and Common Stock are held. Generally, no taxable event occurs under the code upon the grant of an NQSO under the 1998 Employee Plan.

      Pursuant to the Code, the holder of an ISO will recognize no taxable income (or loss) upon the grant or exercise of an ISO. Upon the sale of the underlying shares of Common Stock, the option holder will incur a long-term capital gain or loss if the provisions of Section 422(b) of the Code are complied with. In such case, there is no taxable event for the Company. The principal requirement of Section 422(b), other than the limitations on option price, duration of option period, time of exercise and volume exercisable in one year described above, is that, in order for an option to qualify for ISO treatment, shares received pursuant to exercise of the option may not be disposed within two years from the date of grant and one year from the date of exercise of the option. If an option designated as an ISO ceases to qualify as an ISO, the tax effects for the option holder and the company will be identical to those described above for NQSOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends a vote FOR the proposed amendment of the 1998 Employee Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the amendment.

MANAGEMENT MATTERS

      There are no arrangements or understandings known to the Company between any of the Directors or executive officers of the Company and any other person pursuant to which any such person was elected as a Director or an executive officer, except the Employment Agreement between the Company and Mr. Gill, described under "Executive Compensation" in this Proxy Statement. There are no family relationships between any Directors or executive officers of the Company. The Board of Directors of the Company held a total of 12 meetings in 1998.

      The Board of Directors has an Executive Compensation Committee consisting of Messrs. Brown, Gistaro, Ireton, Schmidt and Schwartz, a Stock Option Committee consisting of Messrs. Gistaro, Schmidt and Schwartz and an Audit Committee consisting of Messrs. Brown, Gistaro, Ireton, Schmidt and Schwartz. The Executive Compensation Committee reviews the salaries, incentive compensation and other direct and indirect benefits for all Company officers, among other duties. During 1998, the Executive Compensation Committee held four meetings. The Stock Option Committee administers the Company's 1988 Stock Option Plan, 1998 Stock Option Plan and 1998 Executive Non-Statutory Plan. During 1998, the Stock Option Committee held seven meetings and the Audit Committee held one meeting.

      The Company has no other standing audit, nominating or compensation committees of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE
   SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1998 through May 31, 1999 all officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.


                              DIRECTOR COMPENSATION

      Each Director who is not also an officer of the Company ("non-employee Director") receives an annual retainer of $12,000 plus $2,000 or $1,000 for each meeting of the Board he attends which does or does not require travel to another city, respectively. No fee is paid for telephonic meetings of the Board. At the March 25, 1999 Board of Directors meeting, the non-employee Directors agreed to indefinitely defer payment of the annual retainer and per-meeting fees. At the June 17, 1999 Board of Directors meeting, the non-employee Directors agreed to receive an aggregate 96,667 shares of the Company's Common Stock as full payment for the non-employee Directors' aggregate 1998 and 1999 annual retainer and per-meeting fees payable through June 1999. In addition, pursuant to the 1991 Directors Stock Option Plan, each non-employee director receives options to purchase stock in accordance with the terms of that plan (see "1991 Director Non-Statutory Option Plan").

                             EXECUTIVE COMPENSATION

GENERAL

      The following table sets forth compensation paid or awarded to the Chief Executive Officer for all services rendered to the Company in 1998, 1997 and 1996. No other executive officer of the Company had compensation that exceeded $100,000 in 1998.

SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                       -------------------------------------------------    ---------------------------
                                                      BONUS/ANNUAL            OTHER         SECURITIES       LONG-TERM     OTHER
NAME AND PRINCIPAL                                     INCENTIVE             ANNUAL         UNDERLYING       INCENTIVE    COMPEN-
POSITION(1)                   YEAR      SALARY          AWARD(2)         COMPENSATION(3)    OPTIONS(4)        PAYOUTS    SATION(5)
-----------                   ----      ------          --------         ---------------    ----------        -------    ---------
Douglas P. Gill               1998     $149,020         $50,000               $ ---          275,000           $ ---        $20
 President and
 Chief Executive Officer


(1) Edward P. Gistaro resigned as Chief Executive Officer on April 1, 1998 and is currently Chairman of the Board. Allan H. Hobgood resigned as Vice-Chairman and Chief Operating Officer in September 1998 and Lori A. Turner resigned as Vice President and Chief Financial Officer in December 1998.

(2) Mr. Gill is eligible to receive an annual bonus under his employment contract of up to 50% of his annual base salary, to be awarded at the discretion of the Board of Directors. For 1998, Mr. Gill was entitled to a bonus of 25% of his base salary which was accrued but not paid at December 31, 1998. In March 1999, the Company made a $8,333 cash payment to Mr. Gill as partial payment of his 1998 bonus. At the June 17, 1999 Board of Directors meeting, the Board approved the issuance of 55,556 shares of common stock of the Company as full payment for the remainder of Mr. Gill's 1998 bonus.

(3) Aggregate perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported above.

(4) In April 1998, Mr. Gill was awarded options to purchase 225,000 shares of the Company's common stock at an exercise price of $4.00 per share under the Company's 1998 Non-Statutory Stock Option Plan. These options become exercisable in March 2005. Exercisability of the options is accelerated in 12,500 share increments for each $2.00 per share incremental increase in the quoted market price per share of the Company's common stock above $4.00 per share. In December 1998, the exercise price of these options was reset to $1.00 per share.

(5) Consists of premiums paid under the Company's group term life insurance program.


STOCK OPTION GRANTS IN 1998

                                                                INDIVIDUAL GRANTS
                                -----------------------------------------------------------------------------
                                    NUMBER OF             % OF TOTAL
                                   SECURITIES           OPTIONS GRANTED           EXERCISE
                                   UNDERLYING            TO EMPLOYEES              PRICE         EXPIRATION
       NAME                      OPTIONS GRANTED        IN FISCAL YEAR           PER SHARE          DATE
     --------                   -----------------     --------------------     --------------   --------------
Douglas P. Gill...............        50,000                  5.7%                  $2.76         04/01/08
Douglas P. Gill...............       225,000(1)              25.7%                   1.00         04/01/05


(1) In April 1998, Mr. Gill was awarded options to purchase 225,000 shares of the Company's common stock at an exercise price of $4.00 per share under the Company's 1998 Non-Statutory Stock Option Plan. These options become exercisable in March 2005. Exercisability of the options is accelerated in 12,500 share increments for each $2.00 per share incremental increase in the quoted market price per share of the Company's common stock above $4.00 per share. In December 1998, the exercise price of these options was reset to $1.00 per share.


STOCK OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

                                                                                                        VALUE OF UNEXERCISED
                             SHARES                        NUMBER OF UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                            ACQUIRED                            AT DECEMBER 31, 1998                    AT DECEMBER 31, 1998
                               ON          VALUE         --------------------------------------------------------------------------
       NAME                 EXERCISE      REALIZED       EXERCISABLE         UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
       ----                 --------      --------       -----------         -------------        -----------         -------------
Douglas P. Gill ..........     ---       $   ---           16,667               258,333              $  ---             $   ---


TEN-YEAR OPTION REPRICINGS


                                      SECURITIES                                                                     LENGTH OF
                                      UNDERLYING        MARKET PRICE        EXERCISE PRICE                        ORIGINAL OPTION
                                      NUMBER OF          OF STOCK AT          OF STOCK AT           NEW           TERM REMAINING
                                       OPTIONS             TIME OF              TIME OF          EXERCISE           AT DATE OF
        NAME            DATE           REPRICED           REPRICING            REPRICING           PRICE             REPRICING
        ----            ----           --------           ---------            ---------           -----             ---------
Douglas P. Gill       12/15/98         225,000              $1.00                $4.00             $1.00         6 years, 5 months


EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. Gill on April 1, 1998 which carries a seven-year term. Pursuant to the terms of the agreement, Mr. Gill is to be paid $200,000 per annum, an auto allowance, and an annual performance bonus to be determined by the Board of Directors.

      The Company entered into employment agreements with Messrs. Michael C. Mooney, Senior Vice President-Sales, Warren D. Barratt, Senior Vice President and Chief Financial Officer, and Michael Nunley, Vice President Operations and Technology, in May 1998, December 1998 and January 1999, respectively. Each of the agreements carries a three-year term and provides for a base salary and an annual performance bonus to be determined by the Board of Directors.

      Each of the agreements for Messrs. Gill, Mooney, Barratt and Nunley are terminable upon 30 days prior written notice by either the Company or the employee or by the Company "for cause" at any time. Further, each agreement requires that the employee keep Company matters confidential, restricts the employee from being directly or indirectly involved with any entity in a business competitive with that of the Company for specified periods of time following the termination of the agreement, and provides for a severance payment to the employee in the event he is terminated by the Company without cause.

STOCK OPTIONS

1988 STOCK OPTION PLAN

      The Company has a 1988 Stock Option Plan currently covering an aggregate of 415,000 shares of Common Stock. The 1988 Stock Option Plan provides for the grant to officers, Directors and key employees of the Company of incentive stock options ("ISOs") intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs"). The 1988 Stock Option Plan was approved by the stockholders of the Company on November 15, 1988. Amendments to the 1988 Stock Option Plan increasing the number of shares covered thereby were approved by the stockholders of the Company on April 21, 1989, May 14, 1991, May 7, 1992, and August 12, 1997. As of March 1, 1999, under the 1988 Stock Option Plan there were outstanding options to purchase 246,066 shares of the Company's Common Stock at prices ranging from $1.00 to $5.52 per share.

      Under the 1988 Stock Option Plan, which is administered by the Stock Option Committee, key employees may be granted options to purchase shares of the Company's Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of an ISO granted to a 10% stockholder/grantee). The 1988 Stock Option Plan expired on October 31, 1998. Options granted under the 1988 Stock Option Plan must be exercised within ten years from the date of grant, vest at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution, and are protected against dilution. All shares purchased upon exercise of any option must be paid in full at the time of purchase in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. No one person may receive ISOs for which the aggregate fair market value (determined at the time each ISO is granted) of options exercisable for the first time during any calendar year exceeds $100,000.

1991 DIRECTOR NON-STATUTORY STOCK OPTION PLAN

      The Company also has a 1991 Director Non-Statutory Stock Option Plan (the "1991 Director Plan"), currently covering an aggregate of 210,000 shares of Common Stock. The 1991 Director Plan was approved by the stockholders of the Company on May 7, 1992 and provides for the grant of NQSOs to non-employee Directors of the Company. An amendment to increase the number of shares offered and reserved for the 1991 Director Plan was approved by the stockholders of the Company on June 9, 1998. As of March 1, 1999, there were outstanding under the 1991 Director Non-Statutory Stock Option Plan options to purchase 96,250 shares of the Company's Common Stock at prices ranging from $2.00 to $5.52 per share.

      Under the 1991 Director Plan, which is administered by the Board of Directors, non-employee Directors are granted options to purchase 10,000 shares of the Company's Common Stock upon their initial election as Directors and 7,500 shares on the second anniversary date of such election at the then-current market price of such shares. One-third of the initial grant shall vest on each anniversary of the date of grant, and one-third of the second grant shall vest every six months after the date of grant. The 1991 Director Plan expires on February 10, 2001. Under an amendment to the 1991 Director Plan adopted by the Board of Directors in June 1998, each eligible Director will receive an additional annual grant of options covering 6,250 shares of Common Stock commencing with the fiscal year of the Company immediately following the fiscal year in which all shares of Common Stock covered by the initial grant and the second grant described above are fully vested. Such annual grant will continue each fiscal year thereafter until options covering all shares reserved for issuance under the 1991 Director Plan have been granted. Options granted under the 1991 Director Plan must be exercised within ten years from the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of service as a Director of the Company, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock. The 1991 Director Plan may be amended at any time by vote of the Board of Directors.

      During 1998, Messrs. Brown, Ireton, and Schmidt, all Directors of the Company, were each granted options covering 6,250 shares of Common Stock at an exercise price of $2.00 per share. Messrs. Gistaro and Schwartz, both Directors of the Company, were each granted options covering 10,000 shares of Common Stock at an exercise price of $2.76 and $2.00, respectively. The exercise price per share of each such option was not less than the closing bid price of the Common Stock reported on The NASDAQ Stock Market on the date of the grant.


1998 EMPLOYEE STOCK OPTION PLAN

          On April 1, 1998, the Board of Directors of the Company approved the 1998 Employee Stock Option Plan (the "1998 Employee Plan"), covering 187,500 shares of common stock. Unless terminated earlier by the Board of Directors the 1998 Employee Plan will terminate on March 31, 2008. The purpose of the plan is to supplement and replace the Company's 1988 Stock Option Plan which ceased granting options on October 31, 1998. The 1998 Employee Plan provides for the grant of ISOs, intended to qualify under Section 422(b) of the Internal Revenue Code, and NQSOs to key employees of the Company.

          Under the 1998 Employee Plan, which is administered by the Stock Option Committee, key employees may be granted options to purchase shares of the Company's common stock at 100 percent of fair market value on the date of grant (or 110 percent of fair market value in the case of an ISO granted to a 10 percent stockholder/grantee). Options granted under the 1998 Employee Plan must be exercised within 10 years from the date of grant, vest at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution and expire within three months after termination of employment unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The aggregate fair market value (determined at the time each ISO is granted) of the shares of common stock with respect to which ISOs issued to any one person under the 1998 Employee Plan are exercisable for the first time during any calendar year may not exceed $100,000.

          The 1998 Employee Plan may be amended at any time by a vote of the Board of Directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under options granted pursuant to the 1998 Employee Plan, reduce the maximum exercise price, extend the latest date upon which options may be granted or change the class of employees eligible to receive the options.

1998 EXECUTIVE NON-STATUTORY PLAN

           In 1998, the Company approved the 1998 Executive Non-Statutory Plan (the 1998 NQSO Plan), covering 375,000 shares of common stock. Unless terminated earlier by the Board of Directors, the 1998 NQSO Plan will terminate on March 31, 2008. The 1998 NQSO Plan provides executives of the Company the added incentive of performance-based compensation and stock ownership through the grant of NQSOs. The purpose of the plan is to incentivise executive management to achieve specified goals which are intended to be aligned with the objectives of increasing the market price of the Company's Common Stock and enhancing shareholder wealth.

          Under the 1998 NQSO Plan, identified executives may be granted long-term options to purchase shares of the Company's common stock at a price specified on the date of the grant subject to certain acceleration rights upon attainment of specific goals. The 1998 NQSO Plan is administered by the Stock Option Committee. Options granted under the 1998 NQSO Plan will expire 10 years from the date of grant, vest immediately or at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The 1998 NQSO Plan may be amended at any time by a vote of the Board of Directors.


EMPLOYEE STOCK PURCHASE PLAN

      The Company's 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the stockholders at the 1994 Annual Meeting of Stockholders and amended on August 12, 1997 and June 9, 1998. Under the Stock Purchase Plan, eligible employees may elect to have up to 10% of their Base Pay (as defined) deducted and utilized for the purchase of Common Stock of the Company in annual or semiannual offerings to be made by the Company to eligible employees. The Company has reserved 350,000 shares of Common Stock for issuance pursuant to the Stock Purchase Plan. The Company's stockholders approved an increase of an additional 100,000 shares and an extension of the Stock Purchase Plan until December 31, 2001 in June 1998. The Company issued 24,398, 26,809, and 71,512 shares in January 1999, 1998 and 1997 pursuant to this plan at purchase prices of $.77, $3.40 and $1.28 per share, which represents 85% of the closing price on December 31, 1998, December 30, 1997, and January 2, 1996, respectively. At June 1, 1999, 184,390 shares remain available for issuance.

      Under the Stock Purchase Plan, the Company will make available in each year from January 1, 1994 through December 31, 2001 up to 50,000 shares of Common Stock. Such shares will be offered to participating employees in annual or semiannual offerings. Participating employees will be deemed to have been granted options to purchase Common Stock in each offering in an amount equal to the amount of their respective payroll deductions divided by 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date. The option price shall be the lesser of 85% of the closing price of the Common Stock on the Offering Commencement Date (or the next preceding trading day) or 85% of the closing price of Common Stock on the Offering Termination Date (or the next preceding trading day). Unless a participating employee terminates participation as provided in the Stock Purchase Plan, such employee shall be deemed to have exercised such option on the Offering Termination Date and shall be issued a corresponding number of shares of Common Stock.

      The Stock Purchase Plan is administered by the Compensation Committee and will expire on December 31, 2001, unless sooner terminated or amended by the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 1999, by all persons known to the Company to own beneficially more than 5% of the Company's Common Stock.

                           NAME AND                AMOUNT AND
                          ADDRESS OF                NATURE OF           PERCENT
TITLE OF CLASS         BENEFICIAL OWNERS      BENEFICIAL OWNERSHIP     OF CLASS
-------------------------------------------------------------------------------
Common Stock,        Demuth, Folger & Terhune      225,000 (1)           6.02
par value $.01       One Exchange Plaza
per share            55 Broadway
                     New York, New York 10006

                     Edward P. Gistaro             220,411 (2)           6.27
                     565 E. Swedesford Rd.
                     Suite 209
                     Wayne, PA 19087


----------------------

(1) Consists of 225,000 shares of Common Stock underlying a Warrant to Purchase Common Stock exercisable at an exercise price of $8.00 per share. The percentage of ownership is calculated based on 3,739,767 shares outstanding.

(2) Includes 3,333 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,518,100 shares outstanding.


      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 1999 (a) by each of the Company's Directors, (b) by the Company's Chief Executive Officer (there were no other executive officers whose 1998 compensation exceeded $100,000), and (c) by all Directors and executive officers as a group.

                       NAME AND                 AMOUNT AND
                      ADDRESS OF                 NATURE OF             PERCENT
TITLE OF CLASS   BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP (2)   OF CLASS (3)
--------------------------------------------------------------------------------

Common Stock,      Edward P. Gistaro            219,411(4)              6.24
par value $.01     Douglas P. Gill              100,190(5)              2.82
per share          Ralph Brown                   99,608(6)              2.81
                   Al R. Ireton                  47,583(7)              1.34
                   Chauncey E. Schmidt           85,083(7)              2.40
                   Robert W. Schwartz            18,001(8)              0.51
                   All Directors and
                     Executive Officers
                     as a Group (9
                     persons including
                     the above)                 570,876(9)             15.72

--------------------

(1) The address for all persons named is 20 Valley Stream Parkway, Suite 140, Malvern, Pennsylvania 19355.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(3) Unless otherwise indicated below, the percentage of ownership is based upon 3,514,767 shares of Common Stock outstanding, which includes 58,331 shares of Common Stock into which outstanding shares of Preferred Stock are convertible and which the holders of the Preferred Stock are entitled to vote.

(4) Includes 3,333 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,518,100 shares outstanding.

(5) Includes 33,334 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,548,101 shares outstanding.

(6) Includes 23,750 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,538,517 shares outstanding.

(7) Includes 26,250 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,544,142 shares outstanding.

(8) Includes 3,334 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,518,101 shares outstanding.

(9) Includes 116,251 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,631,018 shares outstanding.


                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1998, and it is currently expected that such firm will serve in that capacity during the 1999 fiscal year. Management expects that a representative of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.


                              FINANCIAL STATEMENTS

      The Company's audited financial statements for the fiscal year ended December 31, 1998 and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to the Company's 1998 Annual Report to Stockholders which is being mailed to stockholders with this Proxy Statement.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.


                                  SOLICITATION

      The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing. In addition, the Company has engaged MacKenzie Partners, Inc., New York, New York to assist in soliciting Proxies for a fee of approximately $1,500 plus reasonable out of pocket expenses.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. RALPH BROWN, SECRETARY, DOCUCON, INCORPORATED, 20 VALLEY STREAM PARKWAY, SUITE 140, MALVERN, PENNSYLVANIA 19355. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF JUNE 21, 1999, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

      Please SIGN and RETURN the enclosed Proxy promptly.


                                          By Order of the Board of Directors:


                                          RALPH BROWN
                                          Secretary

June 30, 1999

                              DOCUCON, INCORPORATED

                                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS-JULY 30, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EDWARD P. GISTARO and DOUGLAS P. GILL or ____________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share of Docucon, Incorporated which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Docucon, Incorporated to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, 19355, on Friday, July 30, 1999, at 9:30 a.m., E.D.T., and any adjournment thereof:

1.  Election of Directors:
    [ ] FOR all nominees listed below                 [ ]  WITHHOLD AUTHORITY
        (except as marked to the contrary below)           to vote for all nominees listed below


   INSTRUCTION: To withhold authority for any individual nominee, mark a line through the nominee's name in the list below.

                  Ralph Brown             Al R. Ireton
                  Douglas P. Gill         Chauncey E. Schmidt
                  Edward P. Gistaro       Robert W. Schwartz

2. To approve the amendment of the 1998 Employee Stock Option Plan of the Company to increase the number of shares issuable thereunder from 187,500 shares to 687,500 shares of Common Stock.


   [ ] FOR              [ ] AGAINST               [ ] ABSTAIN


3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1, above.


   Dated ________________, 1999     Signatures(s) ____________________________


                                    __________________________________________
                                    (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

                                    Print Name(s)_____________________________


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.